UNITED STATES

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Tortoise Acquisition Corp.
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Hyliion Launches Fully Electric Powertrain, Announces 1,000-Truck Pre-Order with Global Logistics Leader Agility

Hypertruck ERX leverages an existing fueling infrastructure to offer net-negative GHG emissions and the lowest operating cost for fleets

Austin, TEXAS (June 25, 2020)—Hyliion Inc., a leader in electrified powertrain solutions for Class 8 commercial vehicles, announced today the launch of its Hypertruck Electric Range Extender (ERX), a long-haul, fully electric powertrain delivering superior performance, emissions reductions and cost-savings to the global trucking industry.

The launch of the Hypertruck ERX is anchored by Agility, one of the world’s leading logistics companies with $5.2 billion in revenue and offices in 100 countries. Agility has confirmed a pre-order of up to 1,000 trucks and has agreed to invest in a private offering of securities to be issued by Tortoise Acquisition Corp. (NYSE: SHLL) in connection with Hyliion’s recently announced business combination.

“Hyliion is leading the way in electrified trucking. Our practical solution addresses the most important needs of today’s fleets: cost savings, lower emissions and a fueling infrastructure that can support long-haul transportation,” said Hyliion’s CEO and founder, Thomas Healy. “We’re already seeing robust interest in the Hypertruck ERX from fleets like Agility who are looking for electric solutions that can be seamlessly integrated.”

Combined with a fully electric drivetrain and a natural gas-powered onboard generator to recharge the battery, the Hypertruck ERX will provide more than 1,000 miles of range. The powertrain also produces electricity locally at roughly 30 percent less than the average grid cost, which yields a seven-year cost-of-ownership unmatched by any diesel, battery-electric (BEV) or hydrogen fuel-cell (FCEV) Class 8 truck under development.

“The Hyliion technology is so game-changing that all companies, especially those with consumer-facing brands, will be forced to adapt,” said Tarek Sultan, vice chairman and CEO of Agility. “It’s a triple win: Protect the environment, keep customers happy and benefit shareholders by improving the bottom line. We look forward to bringing significant cost savings and greater efficiency to our customers.”

With more than 700 public stations across the U.S., the Hypertruck ERX leverages a robust natural gas refueling infrastructure. The truck is the only electric Class 8 vehicle that can achieve a net-negative greenhouse gas emissions footprint using renewable natural gas (RNG). It will achieve 25 miles of pure electric vehicle range in compliance with cities adopting “Zero Emission Zones.” The vehicle’s low carbon footprint is further enhanced by the system’s machine learning algorithm, which optimizes energy efficiency, emissions, performance and predictive maintenance schedules.

Continuing Hyliion’s long-standing partner relationship with Dana Incorporated (NYSE: DAN), the Hypertruck ERX will feature Dana’s electric motor, inverter and axle technologies, and Dana plans to provide its state-of-the-art manufacturing capabilities to support Hyliion in achieving full volume production of its powertrain systems. Initial Hypertruck ERX fleet demonstration vehicles have already been allocated to customers for delivery in 2021, with volume shipments scheduled in 2022. For more information on the Hypertruck ERX, click here.

About Hyliion

Headquartered in Austin, Texas, Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of commercial transportation Class 8 vehicles by being the leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. It designs, develops and sells electrified powertrain solutions for Heavy Duty Class 8 trucks from any of the leading commercial vehicle manufacturers, transforming the transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

About Agility

Agility is a global logistics company with $5.2 billion in annual revenue and 26,000+ employees in more than 100 countries. It is one of the world’s top freight forwarding and contract logistics providers, and a leader and investor in technology to enhance supply chain efficiency. Agility is a pioneer in emerging markets and one of the largest private owners and developers of warehousing and light industrial parks in the Middle East, Africa and Asia. Agility’s subsidiary companies offer fuel logistics, airport services, commercial real estate and facilities management, customs digitization, and remote infrastructure services. For more information about Agility, visit www.agility.com.

Important Information for Tortoise Acquisition Corp. Investors and Shareholders

In connection with the proposed business combination, Tortoise Acquisition Corp. will file a proxy statement with the Securities and Exchange Commission (SEC). Additionally, Tortoise Acquisition Corp. will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of Tortoise Acquisition Corp. are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Tortoise Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies of Tortoise Acquisition Corp.’s shareholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Tortoise Acquisition Corp.’s executive officers and directors in the solicitation by reading Tortoise Acquisition Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of Tortoise Acquisition Corp.’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

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